Exhibit 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: April 13, 2016

TW SOUTHCROSS AGGREGATOR LP,
a Delaware limited partnership

By:	TW/LM GP Sub, LLC,
its General Partner

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President Tax & Finance

TW/LM GP SUB, LLC,
a Texas limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President Tax & Finance

TAILWATER ENERGY FUND I LP,
a Delaware limited partnership

By:	TW GP EF-I, LP,
its General Partner

By:	TW GP EF-I GP, LLC,
its General Partner

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President Tax & Finance

TW GP EF-I, LP,
a Delaware limited partnership

By:	TW GP EF-I GP, LLC,
its General Partner

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President Tax & Finance

TW GP EF-I GP, LLC,
a Texas limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President Tax & Finance

TAILWATER HOLDINGS, LP,
a Delaware limited partnership

By:	TW GP Holdings, LLC,
its General Partner

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President

TW GP HOLDINGS, LLC,
a Texas limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President

TAILWATER CAPITAL LLC,
a Texas limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Vice President Tax & Finance

/s/ Jason H. Downie
Jason H. Downie

/s/ Edward Herring
Edward Herring